Ingersoll Rand Reports Fourth Quarter and Full-Year 2025 Results
Well-positioned for strong operational performance in 2026
Fourth Quarter 2025 Highlights
(All comparisons against the fourth quarter of 2024 and results are as reported unless otherwise noted)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Orders of $1,952 million, up 8%
•Revenues of $2,091 million, up 10%
•Net income attributable to Ingersoll Rand Inc. of $266 million, $0.67 per share
◦Adjusted net income attributable to Ingersoll Rand Inc.1 of $382 million, $0.96 per share, up 14%
•Adjusted EBITDA1 of $580 million, up 9%, with a margin of 27.7%
•Operating cash flow of $499 million and free cash flow1 of $462 million
•Liquidity of $3.8 billion as of December 31, 2025, including $1.2 billion of cash on hand and undrawn capacity of $2.6 billion under available credit facilities
Full-Year 2025 Highlights
(All comparisons against 2024 and results are as reported unless otherwise noted)
•Orders of $7,716 million, up 9%
•Revenues of $7,651 million, up 6%
•Net income attributable to Ingersoll Rand Inc. of $581 million, $1.45 per share
◦Adjusted net income attributable to Ingersoll Rand Inc.1 of $1,341 million, $3.34 per share, up 2%
•Adjusted EBITDA1 of $2,094 million, up 4%, with a margin of 27.4%
•Operating cash flow of $1,356 million and free cash flow1 of $1,220 million
•Returned $1,050 million of value to shareholders through share repurchases and dividends
2026 Guidance
•Expect full-year 2026 revenue growth of 2.5% to 4.5% and Adjusted EBITDA1 of $2,130 to $2,190 million, up 2% to 5% over prior year
•2026 Adjusted EPS1 expected to be in a range of $3.45 to $3.57, up 3% to 7% over prior year

DAVIDSON, N.C. – February 12, 2026 – Ingersoll Rand Inc. (NYSE: IR), a global provider of mission-critical flow creation and life sciences and industrial solutions, reported strong results for both the fourth quarter and the full-year 2025.

“Against the backdrop of a complex global environment, we delivered strong growth, earnings, and free cash flow, reflecting the resilience and execution strength of our portfolio,” said Vicente Reynal, chairman and chief executive officer of Ingersoll Rand. “We are well positioned for continued operational momentum in the year ahead, driven by IRX, positive organic order growth in 2025, a deep and active M&A pipeline, and the ownership mindset of our global teams.”
1 Non-GAAP measure (definitions and/or reconciliations in tables below).

Fourth Quarter 2025 Segment Review
(All comparisons against the fourth quarter of 2024 and results are as reported unless otherwise noted.)
Industrial Technologies and Services Segment (IT&S): Broad range of compressor, vacuum, blower, and air treatment solutions as well as industrial technologies including power tools and lifting equipment
•Orders of $1,550 million, up 9%, or up 1% organic
•Revenues of $1,672 million, up 11%, or up 3% organic2
•Segment Adjusted EBITDA of $484 million, up 6%
•Segment Adjusted EBITDA Margin of 28.9%, down 140 basis points
•IT&S delivered its fourth consecutive quarter of organic order growth finishing up 1% for both the fourth quarter and the full year. Adjusted EBITDA margin was down year over year driven primarily by the dilutive impact of tariffs and continued commercial investments for growth.
Precision and Science Technologies Segment (P&ST): Mission-critical precision liquid, gas, air, and powder handling technologies for life sciences and industrial applications as well as aerospace and defense applications
•Orders of $402 million, up 7%, or up 1% organic
•Revenues of $419 million, up 8%, or up 4% organic2
•Segment Adjusted EBITDA of $127 million, up 19%
•Segment Adjusted EBITDA Margin of 30.4%, up 280 basis points
•P&ST saw organic order growth of 1% in the fourth quarter and 2% for the full year. Adjusted EBITDA margin finished at 30.4% and was up 280 basis points year over year driven by strong operational execution fueled by IRX.
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.8 billion. The Company generated $499 million of cash flow from operating activities and invested $38 million in capital expenditures, resulting in free cash flow2 of $462 million, compared to cash flow from operating activities of $526 million and free cash flow2 of $491 million in the prior year period. Net debt to Adjusted EBITDA2,3 leverage was 1.7x for the fourth quarter, which was an increase of 0.1x as compared to the prior year.

Consistent with our comprehensive capital allocation strategy led by M&A, in the fourth quarter Ingersoll Rand deployed $65 million to M&A. The Company also returned $323 million to shareholders through $315 million in share repurchases and $8 million through its quarterly dividend payment in the fourth quarter.

In January 2026, Ingersoll Rand acquired Scinomix, Inc, a leading manufacturer of technologies which help streamline automation workflows across various end markets within Life Sciences.
2 Non-GAAP measure (definitions and/or reconciliations in tables below).
3 Calculated as Net Debt divided by LTM Adjusted EBITDA

2026 Guidance2,4,5,6
Ingersoll Rand is establishing its full-year 2026 guidance.

Guidance Metric	Full Year 2026	Full Year Assumptions*
Revenue Growth[4]	2.5% to 4.5%	•Currency[5]: +1% •M&A6: +1.5% •Organic growth[3]: flat to 2% •Revenue phasing: 1H 48% | 2H 52%
Adjusted EBITDA[2]	$2,130M - $2,190M	•Corporate costs: ~$170M •Adj. EBITDA phasing: 1H 46% | 2H 54%
Adjusted EPS[2]	$3.45 to $3.57 +5% growth at the midpoint	•Net interest expense: ~$230M •Adj. tax rate: ~23% •Share count: ~394M •Adj. EPS phasing: 1H 46% | 2H 54%
Free Cash Flow[2] to Adj. Net Income conversion	~95%	•CAPEX: ~2% of sales
*The phasing of Revenue, Adjusted EBITDA, and Adjusted EPS is consistent with prior years.
Reconciliations of non-GAAP measures related to full-year 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the fourth quarter and full year results on Friday, February 13, 2026 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-888-330-3073, domestically, or 1-646-960-0683, internationally, and use access code 8970061. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to expectations of Ingersoll Rand Inc. (the “Company” or “Ingersoll Rand”) regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those
4 All revenue outlook commentary expressed in percentages and based on growth as compared to 2024.
5 Based on December 2025 FX rates; does not include the impact of FX on M&A.
6 Reflects all completed and closed M&A as of February 1, 2026.

indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) adverse impact on our operations and financial performance due to geopolitical tensions, natural disaster, catastrophe, global pandemics, cyber events, or other events outside of our control; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; and (11) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.

Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to Making Life Better for our employees, customers, shareholders, and planet. Customers lean on us for exceptional performance and durability in mission-critical flow creation and life sciences and industrial solutions. Supported by over 80+ respected brands, our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity, and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth/(Decline),” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Net Income Attributable to Ingersoll Rand Inc.,” “Adjusted Diluted EPS,” “Free Cash Flow” and “Free Cash Flow Margin.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth/(Decline) is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Adjusted Net Income Attributable to Ingersoll Rand Inc. is defined as Adjusted Net Income less net income attributable to noncontrolling interest. Adjusted Diluted EPS is defined as Adjusted Net Income Attributable to Ingersoll Rand Inc. divided by Adjusted Diluted Average Shares Outstanding. Organic Revenue Growth/(Decline) is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income Attributable to Ingersoll Rand Inc., are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow and Free Cash Flow Margin to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Free Cash Flow Margin is defined as Free Cash Flow divided by Revenue. Ingersoll Rand believes Free Cash Flow and Free Cash Flow Margin are useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Free Cash Flow Margin are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth/(Decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Attributable to Ingersoll Rand Inc., Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full year 2026 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
Due to rounding, numbers presented throughout this release may not sum precisely to the totals provided and percentages may not precisely reflect the absolute figures.

Contacts:
Investor Relations:	Media:
Matthew Fort	Sara Hassell
Matthew.Fort@irco.com	Sara.Hassell@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2025	2024	2025	2024
Revenues	$2,091.2	$1,898.6	$7,650.9	$7,235.0
Cost of sales	1,200.5	1,083.2	4,314.6	4,065.0
Gross Profit	890.7	815.4	3,336.3	3,170.0
Selling and administrative expenses	357.1	331.7	1,439.3	1,344.4
Amortization of intangible assets	109.7	95.2	387.5	373.0
Impairment of goodwill	—	—	229.7	—
Impairment of other intangible assets	7.6	13.9	43.7	13.9
Other operating expense, net	26.1	(4.2)	91.5	138.6
Operating Income	390.2	378.8	1,144.6	1,300.1
Interest expense	64.9	61.8	253.9	213.2
Loss on extinguishment of debt	—	—	—	3.0
Other income, net	(9.4)	(8.1)	(44.6)	(48.9)
Income Before Income Taxes	334.7	325.1	935.3	1,132.8
Provision for income taxes	66.3	88.2	219.4	262.5
Loss on equity method investments	—	(5.0)	(127.1)	(24.0)
Net Income	268.4	231.9	588.8	846.3
Less: Net income attributable to noncontrolling interests	2.3	2.1	7.4	7.7
Net Income Attributable to Ingersoll Rand Inc.	$266.1	$229.8	$581.4	$838.6

Basic earnings per share	0.68	0.57	1.46	2.08
Diluted earnings per share	0.67	0.57	1.45	2.06

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,248.8	$1,541.2
Accounts receivable, net of allowance for credit losses of $66.8 and $57.3, respectively	1,518.0	1,335.4
Inventories	1,172.9	1,055.0
Other current assets	308.3	231.9
Total current assets	4,248.0	4,163.5
Property, plant and equipment, net of accumulated depreciation of $689.6 and $567.5, respectively	930.3	842.1
Goodwill	8,484.1	8,148.1
Other intangible assets, net	4,240.3	4,372.8
Deferred tax assets	38.7	26.1
Other assets	355.8	457.2
Total assets	$18,297.2	$18,009.8
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$1.4	$3.1
Accounts payable	996.1	843.6
Accrued liabilities	1,068.8	972.2
Total current liabilities	2,066.3	1,818.9
Long-term debt, less current maturities	4,783.3	4,754.4
Pensions and other postretirement benefits	134.2	139.3
Deferred income tax liabilities	696.9	757.6
Other liabilities	462.5	294.3
Total liabilities	$8,143.2	$7,764.5
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 431,753,302 and 430,745,964 shares issued as of December 31, 2025 and 2024, respectively	4.3	4.3
Capital in excess of par value	9,699.9	9,633.6
Retained earnings	3,053.1	2,503.5
Accumulated other comprehensive loss	(148.3)	(468.5)
Treasury stock at cost; 40,631,613 and 27,865,885 shares as of December 31, 2025 and 2024, respectively	(2,519.2)	(1,493.9)
Total Ingersoll Rand stockholders’ equity	$10,089.8	$10,179.0
Noncontrolling interests	64.2	66.3
Total stockholders’ equity	$10,154.0	$10,245.3
Total liabilities and stockholders’ equity	$18,297.2	$18,009.8

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Month Period Ended December 31,
	2025	2024
Cash Flows From Operating Activities:
Net income	$588.8	$846.3
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	387.5	373.0
Depreciation	118.3	109.0
Impairment of goodwill and other intangible assets	273.4	13.9
Non-cash restructuring charges	—	1.6
Stock-based compensation expense	53.0	58.8
Loss on equity method investments	127.1	24.0
Foreign currency transaction losses, net	18.6	3.2
Non-cash adjustments to carrying value of LIFO inventories	17.8	6.7
Loss on extinguishment of debt	—	3.0
Loss on sale of asbestos-related assets and liabilities	—	33.7
Deferred income taxes	(79.4)	(33.1)
Other non-cash adjustments	9.9	7.7
Changes in assets and liabilities:
Receivables	(59.1)	(45.1)
Inventories	(26.1)	39.8
Accounts payable	78.7	13.3
Accrued liabilities	(35.3)	(34.5)
Other assets and liabilities, net	(117.5)	(24.6)
Net cash provided by operating activities	1,355.7	1,396.7
Cash Flows From Investing Activities:
Capital expenditures	(135.6)	(149.1)
Net cash paid in acquisitions	(525.0)	(2,958.7)
Disposals of property, plant and equipment	—	6.1
Other investing	—	(6.0)
Net cash used in investing activities	(660.6)	(3,107.7)
Cash Flows From Financing Activities:
Principal payments on long-term debt	—	(1,242.7)
Proceeds from long-term debt	—	3,296.9
Purchases of treasury stock	(1,018.0)	(260.7)
Cash dividends on common stock	(31.8)	(32.3)
Proceeds from stock option exercises	15.3	32.2
Payments to settle cross-currency swaps	—	(19.9)
Payments of deferred and contingent acquisition consideration	(8.0)	(23.4)
Payments of debt issuance costs	—	(32.3)
Other financing	(11.3)	(10.3)
Net cash provided by (used in) financing activities	(1,053.8)	1,707.5
Effect of exchange rate changes on cash and cash equivalents	66.3	(50.8)
Net decrease in cash and cash equivalents	(292.4)	(54.3)
Cash and cash equivalents, beginning of year	1,541.2	1,595.5
Cash and cash equivalents, end of year	$1,248.8	$1,541.2

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED FINANCIAL INFORMATION
(Dollars in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues	$2,091.2	$1,898.6	$7,650.9	$7,235.0
Adjusted EBITDA	$580.1	$532.3	$2,093.8	$2,018.1
Adjusted EBITDA Margin	27.7%	28.0%	27.4%	27.9%
Free Cash Flow	$461.5	$490.9	$1,220.1	$1,247.6
Free Cash Flow Margin	22.1%	25.9%	15.9%	17.2%

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME ATTRIBUTABLE TO
INGERSOLL RAND INC. AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Income	$268.4	$231.9	$588.8	$846.3
Plus:
Provision for income taxes	66.3	88.2	219.4	262.5
Amortization of acquisition related intangible assets	107.0	93.0	377.4	364.3
Impairment of goodwill and other intangible assets	7.6	13.9	273.4	13.9
Restructuring and related business transformation costs	23.0	8.0	51.7	32.3
Acquisition and other transaction related expenses and non-cash charges	4.0	0.3	26.0	59.8
Stock-based compensation	7.2	15.2	53.0	58.8
Foreign currency transaction losses (gains), net	3.0	(6.0)	18.6	3.2
Loss on equity method investments	—	5.0	127.1	24.0
Loss on extinguishment of debt	—	—	—	3.0
Adjustments to LIFO inventories	2.3	(0.5)	17.8	6.7
Cybersecurity incident costs	—	—	(1.3)	0.5
Loss on asbestos sale	—	—	—	58.8
Other adjustments	(1.2)	(0.6)	(5.9)	0.4
Minus:
Income tax provision, as adjusted	103.5	104.8	397.9	385.2
Adjusted Net Income	384.1	343.6	1,348.1	1,349.3
Less: Net income attributable to noncontrolling interest	2.3	2.1	7.4	7.7
Adjusted Net Income Attributable to Ingersoll Rand Inc.	$381.8	$341.5	$1,340.7	$1,341.6

Adjusted Basic Earnings Per Share[1]	$0.97	$0.85	$3.37	$3.33
Adjusted Diluted Earnings Per Share[2]	$0.96	$0.84	$3.34	$3.29

Average shares outstanding:
Basic, as reported	393.0	403.0	398.1	403.4
Diluted, as reported	395.8	406.6	401.0	407.2
Adjusted diluted[2]	395.8	406.6	401.0	407.2
1 Basic and diluted earnings per share (as reported) are calculated by dividing net income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended December 31,		For the Twelve Month Period Ended December 31,
	2025	2024	2025	2024
Net Income	$268.4	$231.9	$588.8	$846.3
Plus:
Interest expense	64.9	61.8	253.9	213.2
Provision for income taxes	66.3	88.2	219.4	262.5
Depreciation expense	30.4	27.5	113.8	105.0
Amortization expense	109.7	95.2	387.5	373.0
Impairment of goodwill and other intangible assets	7.6	13.9	273.4	13.9
Restructuring and related business transformation costs	23.0	8.0	51.7	32.3
Acquisition and other transaction related expenses and non-cash charges	4.0	0.3	26.0	59.8
Stock-based compensation	7.2	15.2	53.0	58.8
Foreign currency transaction losses (gains), net	3.0	(6.0)	18.6	3.2
Loss on equity method investments	—	5.0	127.1	24.0
Loss on extinguishment of debt	—	—	—	3.0
Adjustments to LIFO inventories	2.3	(0.5)	17.8	6.7
Cybersecurity incident costs	—	—	(1.3)	0.5
Loss on asbestos sale	—	—	—	58.8
Interest income on cash and cash equivalents	(5.5)	(7.6)	(30.0)	(43.3)
Other adjustments	(1.2)	(0.6)	(5.9)	0.4
Adjusted EBITDA	$580.1	$532.3	$2,093.8	$2,018.1
Minus:
Interest expense	64.9	61.8	253.9	213.2
Income tax provision, as adjusted	103.5	104.8	397.9	385.2
Depreciation expense	30.4	27.5	113.8	105.0
Amortization of non-acquisition related intangible assets	2.7	2.2	10.1	8.7
Interest income on cash and cash equivalents	(5.5)	(7.6)	(30.0)	(43.3)
Adjusted Net Income	$384.1	$343.6	$1,348.1	$1,349.3

Free Cash Flow:
Cash flows from operating activities	499.0	526.2	1,355.7	1,396.7
Minus:
Capital expenditures	37.5	35.3	135.6	149.1
Free Cash Flow	$461.5	$490.9	$1,220.1	$1,247.6

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME
(Unaudited; in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Orders
Industrial Technologies and Services	$1,549.5	$1,422.2	$6,119.6	$5,706.6
Precision and Science Technologies	402.2	377.8	1,596.3	1,398.9
Total Orders	$1,951.7	$1,800.0	$7,715.9	$7,105.5
Revenue
Industrial Technologies and Services	$1,672.2	$1,511.0	$6,056.4	$5,818.1
Precision and Science Technologies	419.0	387.6	1,594.5	1,416.9
Total Revenue	$2,091.2	$1,898.6	$7,650.9	$7,235.0
Segment Adjusted EBITDA
Industrial Technologies and Services	$484.1	$457.6	$1,747.9	$1,754.8
Precision and Science Technologies	127.4	106.8	478.0	418.8
Total Segment Adjusted EBITDA	$611.5	$564.4	$2,225.9	$2,173.6
Less items to reconcile Segment Adjusted EBITDA to Income Before Income Taxes:
Corporate expenses not allocated to segments	$31.4	$32.1	$132.1	$155.5
Interest expense	64.9	61.8	253.9	213.2
Depreciation and amortization expense	140.1	122.7	501.3	478.0
Impairment of goodwill and other intangible assets	7.6	13.9	273.4	13.9
Restructuring and related business transformation costs	23.0	8.0	51.7	32.3
Acquisition and other transaction related expenses and non-cash charges	4.0	0.3	26.0	59.8
Stock-based compensation	7.2	15.2	53.0	58.8
Foreign currency transaction losses (gains), net	3.0	(6.0)	18.6	3.2
Loss on extinguishment of debt	—	—	—	3.0
Adjustments to LIFO inventories	2.3	(0.5)	17.8	6.7
Cybersecurity incident costs	—	—	(1.3)	0.5
Loss on asbestos sale	—	—	—	58.8
Interest income on cash and cash equivalents	(5.5)	(7.6)	(30.0)	(43.3)
Other adjustments	(1.2)	(0.6)	(5.9)	0.4
Income Before Income Taxes	334.7	325.1	935.3	1,132.8
Provision for income taxes	66.3	88.2	219.4	262.5
Loss on equity method investments	—	(5.0)	(127.1)	(24.0)
Net Income	$268.4	$231.9	$588.8	$846.3

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDERS AND REVENUE GROWTH BY SEGMENT(1)

(Unaudited)	Three Month Period Ended December 31, 2025
	Orders	Revenue
Ingersoll Rand
Organic growth	1.1%	2.9%
Impact of foreign currency	3.0%	3.3%
Impact of acquisitions	4.4%	4.0%
Total orders and revenue growth	8.5%	10.2%

Industrial Technologies & Services
Organic growth	1.0%	2.7%
Impact of foreign currency	2.9%	3.3%
Impact of acquisitions	5.0%	4.7%
Total orders and revenue growth	8.9%	10.7%

Precision & Science Technologies
Organic growth	1.4%	3.7%
Impact of foreign currency	3.3%	3.1%
Impact of acquisitions	1.8%	1.3%
Total orders and revenue growth	6.5%	8.1%
(1)Organic revenue growth, impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.